UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 506-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

On April 4, 2005, the Board of Directors of BioMarin Pharmaceutical Inc. (the “Company”) voted to amend and restate the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”), effective immediately.

The Amended Bylaws deleted a number of provisions included in the prior Bylaws, including Section 3.6 (First Meeting), Section 3.14 (Approval of Loans to Officers), Section 7.3 (Annual Statement to Stockholders), Article X (Dissolution), and Article XI (Custodian). These provisions were deleted because they were no longer applicable, were redundant or did not comply with the Sarbanes-Oxley Act.

The Amended Bylaws added a number of provisions, including Section 2.14 (Nature of Business at Meetings of Stockholders), Section 2.15 (Nomination of Directors), Section 2.16 (Stock Ledger), Section 2.17 (Conduct of Meetings), Section 2.18 (Inspections of Elections), Section 3.4 (Organization), Section 8.1 (Disbursements), and Section 8.9 (Corporate Seal). These changes were designed, among other things, to facilitate conduct at board or stockholder meetings. In this regard, the Amended Bylaws now require that a stockholder of the Company seeking to make director nominations or bring other business before an annual meeting of the Company’s stockholders must give timely notice. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the prior year’s annual meeting of stockholders, provided that with respect to the annual meeting to be held in May of 2005, a stockholder’s notice must be received by April 18, 2005.

The Amended Bylaws modified a number of other provisions, including Section 2.2 (Annual Meeting), Section 2.3 (Special Meeting), Section 2.4 (Notice of Stockholders’ Meetings), Section 2.6 (Quorum), Section 2.7 (Adjourned Meeting; Notice), Section 2.8 (Voting), Section 2.9 (Waiver of Notice), Section 2.11 (Record Date for Stockholders Notice; Voting; Giving Consents), Section 2.12 (Proxies), Section 3.1 (Powers), Section 3.3 (Election; Qualification; Term of Office of Directors), Section 3.5 (Resignation and Vacancies), Section 3.6 (Place of Meetings; Meetings by Telephone), Section 3.8 (Special Meetings; Notice), Section 3.14 (Removal of Directors), Section 4.1 (Committee of Directors), Section 5.1 (Officers), Section 5.2 (Election of Officers), Section 5.6 (Chairman of the Board), Section 5.7 (President), Section 5.9 (Secretary), Section 5.13 (Authority and Duties of Officers), Section 7.1 (Maintenance and Inspection of Records), Section 8.3 (Stock Certificates), Section 8.5 (Lost Certificates), Section 8.10 (Transfer of Stock), Section 8.12 (Registered Stockholders). These changes were intended to, among other things, clarify or enhance the operation of the existing provision or to delete clauses that were no longer applicable or redundant.

In addition, Article VI (Indemnity) was substantially revised to better clarify the Company’s obligation to indemnity officers and directors and to provide that the Company must advance expenses incurred by a director or officer when permitted to do so under applicable law, and Article IX (Amendments), was revised to make clear that any amendment to the bylaws must be approved by either the holders of a majority of the capital stock entitled to vote thereon or by a majority of the entire board of directors.

The descriptions of the changes and the new provisions of the Amended Bylaws contained in this report are qualified in their entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Commission on August 14, 2002 as Exhibit 3.2 to the Company’s Quarterly report on Form 10-Q and incorporated herein by reference, and the new Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

(b) Correction to Certificate of Incorporation.

On June 12, 2003, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware. However, the Amendment was inaccurate in that it neglected to set forth the complete text of Article IV of the Amended and Restated Certificate of Incorporation.

To correct this error, the Company filed a Certificate of Correction to the Amendment (“Certificate of Correction”) on April 4, 2005. A copy of the Certificate of Correction, effective retroactively to June 12, 2003, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc.

3.2	Certificate of Correction to Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BioMarin Pharmaceutical Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BioMarin Pharmaceutical Inc.
(Registrant)

Date: April 4, 2005

	By:	/s/ Louis Drapeau
(Signature)
	Name:	Louis Drapeau
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc.

3.2	Certificate of Correction to Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BioMarin Pharmaceutical Inc.